As filed with the Securities and Exchange Commission on May 14, 1999
                                           Registration No. 33-53965

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                  ________________________

              POST-EFFECTIVE AMENDMENT NO. 1 TO
                          FORM S-3

   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 BRINKER INTERNATIONAL, INC.
   (Exact name of registrant as specified in its charter)

          Delaware                      75-1914582
  (State of incorporation)    (I.R.S. employer identification number)

                      6820 LBJ Freeway
                    Dallas, Texas  75240
                        972-980-9917
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              _________________________________
                      Russell G. Owens
                Executive Vice President and
                   Chief Financial Officer
                 Brinker International, Inc.
                      6820 LBJ Freeway
                    Dallas, Texas  75240
                        972-980-9917
  (Name, address including zip code, and telephone number, including area code, of agent for service)
            ____________________________________
                         Copies to:

Roger F. Thomson              Bruce H. Hallett
Executive Vice President and  Crouch & Hallett, L.L.P.
General Counsel               717 N. Harwood Street, Suite 1400
Dallas, Texas  75240          Dallas, Texas  75201
972-980-9917                  214-953-0053

            _____________________________________

      Approximate date of commencement of proposed sale to the public: Not applicable.

      If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The registrant hereby withdraws the effectiveness of this registration statement. The registrant believes that all of the shares registered under this registration statement have been sold or, if shares remain unsold, such shares are eligible for resale under Rule 144 of the Securities Act of 1933, as amended.

                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas and the State of Texas, on the 20th day of January, 1999.

                         BRINKER INTERNATIONAL, INC.



                         By:_________________________________
                            Russell G. Owens, Executive Vice
                            President and Chief Financial Officer



      Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to this Registration Statement has been signed below by the following persons in the capacities indicated effective on the 20th day of January, 1999.

Signature                                    Title



___________________________        President, Chief Executive
Ronald A. McDougall                Officer and Director
                                   (Principal Executive Officer)


____________________________       Executive Vice President and
Russell G. Owens                   Chief Financial Officer
                                   (Principal Financial and
                                   Accounting Officer)


____________________________       Chairman of the Board
Norman E. Brinker



____________________________       Director
Donald J. Carty



____________________________       Director
Gerard V. Centioli



_____________________________      Director
Dan W. Cook, III



_____________________________      Director
J.M. Haggar, Jr.



____________________________       Director
Frederick S. Humphries



_____________________________      Director
Ronald Kirk



_____________________________      Director
Jeffrey A. Marcus



_____________________________      Director
James E. Oesterreicher



_____________________________      Director
Roger T. Staubach